KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS IN EUROPE

CRANBURY, NEW JERSEY – October 10, 2007– Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in Europe.

Effective October 15, 2007 or as contracts permit, European prices for all Kronos titanium dioxide products will increase by 90 euro/mt.

This is a new price increase announcement and follows the previously announced July 1, 2007 price increase of 80 euro/mt which is currently being implemented.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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